LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS
Know all by these presents , that the undersigned hereb y constitutes and appoints each of Cheriese
Dic kman , Iris Ko, Julie Hsu, Laurence Denny, and Matthew Zinn or either of them acting singly and with full power of subs titut ion , the undersigned's true and lawful attorney- in-fact to:

         1. .    execute for and on behalf of the under signed, in the undersigned's capacity as an officer  or director or both of 8x8, Inc. (the "Co mpany "), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 19 34, as amended (the "Exchange
Act"), and the rules thereunder ;

       2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S . Securities and Exchange Commission (the "SEC") and any securities exchange or similar auth ority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

       3. take any other action in connection with the foregoing wh ich , in the opinion of such attorney- in-fact, may be of benefit to, in the best interest of, or legally required by or for, the unde rsigned ,  it being understood that the documents executed by such attorney -in -fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney- i n-fact's discretion.

             The undersigned hereby grants to each such attorney-in -fact full power and authority to do and perform any and every act and thing whatsoever requ ired, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revoc ation, hereby ratifying and confirming all that such attorney- in- fact, or such attorney-in-fact's substitute or sub stitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

             The undersigned acknowledges that the foregoing attorneys -in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assum ing, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

             This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of
June 8, 2020
Signed and acknowledged:

 /s/ Samuel C Wilson
Samuel C. Wilson